Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into as of August 20, 2010 by and between NEXAIRA WIRELESS INC., a corporation organized under the laws of the State of Nevada (the “Company”), and the Person set forth on the signature page hereto as the “Purchaser” hereunder (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company in a PIPE Transaction as set forth herein;

NOW THEREFORE, in consideration of the foregoing premise and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Incorporation by Reference; Definitions.

(a)

Incorporation. This Agreement incorporates by reference, as if set forth herein in its entirety and including without limitation all terms, conditions and provisions set forth therein, the PipeFund Services Organization Standard Transaction Document labeled GTC 1-10 (General Terms and Conditions) available and accessible at www.pipefund.com (“PST Document GTC”); provided, however, that to the extent any of the terms, conditions or provisions of this Agreement (without such incorporation) contradict or conflict with the terms, conditions or provisions of PST Document GTC, this Agreement shall control.

(b)

Defined Terms. Each initially capitalized term used but not defined in this Agreement (including PST Document GTC as incorporated herein pursuant to the preceding Section), and each initially capitalized term used but not defined in any other Transaction Document, shall have the meaning ascribed thereto in the PipeFund Services Organization Standard Transaction Document labeled DEF 1-10 (Definitions) available and accessible at www.pipefund.com.

(c)	PipeFund Transaction Code. This Agreement shall be known as “Securities Purchase Agreement #NXWI-10-A”.

2. Securities. The Company agrees to issue and sell, and the Purchaser agrees to purchase, in consideration for payment by the Purchaser of its Subscription Amount indicated below and on the Purchaser’s signature page hereto, upon the terms and conditions contained in this Agreement, the following Securities:

(a)	Note. 10% Convertible Note Due July 31, 2010 of the Company, in the form attached hereto as Exhibit A (“Note”), with an aggregate original principal amount equal to $400,000; and

(b)	Warrant. 3-year Warrant, in the form attached hereto as Exhibit C, to purchase 333,333 Warrant Shares, having an initial exercise price equal to $0.50.

3. Subscription Amount; Form of Payment; Closing. The Subscription Amount for the Note and Warrant to be purchased by the Purchaser hereunder shall be $400,000. At Closing, the Purchaser shall pay the Subscription Amount by wire transfer of $400,000 in immediately available funds to the Company (less any amounts offset as described in Section 4 below). There shall not be any Escrow Agreement for the Transactions nor any Funds Escrow Agent or Documents Escrow Agent, provided that the original Note and Warrant shall be delivered to the Company’s counsel to be held in escrow pending the Company’s receipt of the Purchaser’s wire transfer. Notwithstanding anything to the contrary contained in Section 2.3(a)(viii) of PST Document GTC, the Company shall not be required to deliver a Legal Opinion, Officer’s Certificate or Secretary’s Certificate under subsections (B), (C) and (D) thereof, provided that the Company shall furnish to the Purchaser copies of the Company’s current Certificate of Incorporation and Bylaws and Board resolutions authorizing the Transactions.

4. Expenses. On or prior to the Closing, the Company shall pay the Purchaser a non-refundable, non-accountable sum equal to $8,500 as and for the fees, costs and expenses (including without limitation legal fees and disbursements expenses) incurred by the Purchaser in connection with the Purchaser’s negotiation, preparation and execution of the Transaction Documents (“Expense Amount”). The Purchaser may withhold and offset the Expense Amount and any other amounts owing by the Company to the Purchaser from the payment of the Purchaser’s Subscription Amount otherwise payable hereunder at Closing, which offset shall constitute partial payment of such Subscription Amount in an amount equal to such offset. The Purchaser shall be responsible for all PipeFund expenses.

5. Company Address for Notices:

Nexaira Wireless Inc.	With a copy to:
6650 Lusk Boulevard	Virgil Hlus
Suite B203	Clark Wilson LLP
San Diego, CA 92121	800-885 West Georgia Street
Fax: Ralph Proceviat, CFO	Vancouver, BC| V6C 3H1 Canada
Facsimile: 858-455-9066	Fax: 604.687.6314
E-Mail: rproceviat@nexaira.com	Email: vzh@cwilson.com

6. Modifications and Additional Terms.

(a)

No Registration Rights; Rule 144. Sections 6.1 through 6.5 of PST Document GTC are hereby deleted such that the Purchaser shall not have any registration rights. The Company acknowledges and agrees that, for purposes of Rule 144, the holding period for the shares of Common Stock issuable upon conversion or otherwise pursuant to the Note issued to the Purchaser shall have commenced on the date of original issuance of the Note. Except to the extent prohibited under applicable securities laws, after six months following the Closing Date, any and all shares of Common Stock issued upon conversion of the Note issued to the Purchaser shall be issued free and clear of any and all legends and restrictions thereon, provided that the Purchaser is not an Affiliate of the Company at such time.

(b)

Eligible Market shall include the Bulletin Board or any successor market thereto or, in the event that the Bulletin Board ceases to operate or exist (and not taken over by a successor market), the Pink Sheets.

(c)

Guaranty. On the Closing Date the Company shall deliver or cause to be delivered to the Purchaser a Guaranty, in substantially the form of Exhibit B attached hereto, duly executed by each of the Company’s Subsidiaries.

(d)

Negative Covenant. So long as the Note is outstanding, without the consent of the Purchaser, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents.

(e)	Solvency. Clauses (c) and (d) of the definition of “Insolvent” under PST Document DEF are hereby deleted.

(f)	Use of Proceeds. Clause (a) of Section 4.9 (Use of Proceeds) of PST Document GTC is hereby deleted, and the Company may pay or repay any indebtedness of the Company.

(g)	Affiliate Transactions. Section 4.12 (Transactions with Related Parties and Affiliates) of PST Document GTC is hereby deleted.

(h)	No Maximum Share Issuance. Section 4.15 (Stockholder Approval) of PST Document GTC is hereby deleted since there is no Maximum Share Issuance on the Bulletin Board.

(i)

Right of Participation. Subject to the terms and conditions specified in this Section, so long as the Note is outstanding, the Purchaser shall have a right to participate with respect to any issuance by the Company of any equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, “Additional Securities”) in a financing or capital raising transaction (“Issuance Transaction”), on the same terms and conditions as offered by the Company to the other purchasers of such Additional Securities. Each time the Company proposes to offer any Additional Securities, the Company shall also offer such Additional Securities to the Purchaser by delivering a written notice (the “Issuance Notice”) to the Purchaser at least five (5) days prior to any Issuance Transaction, stating in detail the terms and conditions of such offer and the anticipated closing date of such sale. By written notification delivered within two (2) days after receipt of the Issuance Notice, the Purchaser shall have the right to purchase up to such amount of Additional Securities which have a purchase price therefore equal to the then outstanding principal amount due under the Note, for the same consideration and on the same terms and conditions offered by the Company to such other purchasers. The Purchaser shall have the right, at its option, to pay the purchase price for the Additional Securities by exchanging such portion of the outstanding principal amount of the Note (together with any accrued and unpaid interest thereon) as is equal to the purchase price of the Additional Securities so elected to be purchased by the Purchaser. If the Company does not consummate the sale of such Additional Securities within 30-days following deliver of the Issuance Notice, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless the participation set forth herein is again first reoffered to the Purchaser in accordance herewith. Notwithstanding anything contained herein, the Purchaser shall not have the right to purchase Additional Securities hereunder to the extent same would cause the Purchaser to exceed its Beneficial Ownership Limitation, provided that to the extent such Additional Securities constitute Convertible Securities or Options, such Additional Securities shall have inserted into the terms thereof a beneficial ownership limitation similar to that set forth in the Note.

(j)

Acknowledgement of Purchaser. The Purchaser hereby acknowledges that the Company will be settling certain debt with a portion of the proceeds of the Transactions and certain debt is being settled by the issuance of common stock of the Company on the basis of a conversion price of $0.28 per share. The Purchaser further acknowledges that the settling of this debt will not trigger any provisions relating to the Transactions including, without limitation, the right of participation and adjustment provisions relating to the Transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, as of the date first written above, the Parties hereto have duly executed, or caused their authorized officers to duly execute, this Agreement.

COMPANY:

NEXAIRA WIRELESS INC.

By: /s/ “Ralph Proceviat”
Name: Ralph F. Proceviat
Title: Chief Financial Officer

PURCHASER:

1. Signature:

GEMINI MASTER FUND, LTD.
By: GEMINI STRATEGIES, LLC, as investment manager

By: /s/ “Steven Winters”
Name: Steven Winters
Title: Managing Member

2. Subscription Amount:

$400,000

3. Maximum Ownership Percentage:

4.9%

Exhibit A

FORM OF CONVERTIBLE NOTE

A-1

Exhibit B

FORM OF GUARANTY

B-1

Exhibit C

FORM OF WARRANT

C-1